                                                                      EXHIBIT 24

                             CERTIFIED RESOLUTION OF
                               BOARD OF DIRECTORS

      I, Dolores O. Rosinski, Senior Assistant Secretary of Merck & Co., Inc., a Company duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on February 25, 1997, at a meeting of the Directors of said Company held in the City of New York, State of New York, duly called in accordance with the provisions of the By-Laws of said Company, and at which a quorum of Directors was present:

            RESOLVED, that the proper officers of the Company are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission (the "SEC") Registration Statements and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company which may be issued by the Company and an indeterminate amount of plan interests, which may be offered or sold to participants under the Merck-Medco Managed Care, L.L.C. 1997 Employee Stock Purchase Plan (the "Plan"), such Plan having been adopted by the Compensation and Benefits Committee of the Board of Directors of the Company effective December 29, 1996;

            RESOLVED, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statements or any amendments thereto and as agent for service of process;

            RESOLVED, that each officer, director or employee of the Company who may be required to execute such Registration Statements or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Plans, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Mary M. McDonald, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statements and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have


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      power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;

            RESOLVED, that the proper officers of the Company are hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Plan; and

            RESOLVED, that the proper officers of the Company, with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution.


      IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Corporation this 25th day of February, 1997.

                                          /s/   Dolores O. Rosinski
                                          --------------------------------
                                          Dolores O. Rosinski
[Corporate Seal]                          Senior Assistant Secretary


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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


      Each of the undersigned does hereby appoint CELIA A. COLBERT and MARY M. McDONALD, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise), a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. and an indeterminate amount of interests in the plan which may be offered or sold pursuant to the plan covered by this Registration Statement, including any amendments thereto and all other documents in connection therewith.

      IN WITNESS WHEREOF, this instrument has been duly executed as of the 25th day of February, 1997.


                               MERCK & CO., INC.


                               By /s/ Raymond V. Gilmartin
                                  ----------------------------------------
                                   Raymond V. Gilmartin
                                   Chairman of the Board, President and
                                   Chief Executive Officer
                                   (Principal Executive Officer; Director)


/s/ Judy C. Lewent             Senior Vice President and Chief Financial Officer
--------------------------     (Principal Financial Officer)
Judy C. Lewent


/s/ Peter E. Nugent            Vice President,Controller
--------------------------     (Principal Accounting Officer)
Peter E. Nugent

                                       DIRECTORS


/s/ H. Brewster Atwater, Jr.              /s/ Lloyd C. Elam
----------------------------              -------------------------
H. Brewster Atwater, Jr.                  Lloyd C. Elam


/s/ Derek Birkin                          /s/ Charles E. Exley
----------------------------              -------------------------
Derek Birkin                              Charles E. Exley


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
/s/ Lawrence A. Bossidy                   /s/ William N. Kelley
----------------------------              -------------------------
Lawrence A. Bossidy                       William N. Kelley


/s/ William G. Bowen                      /s/ Edward M. Scolnick
----------------------------              -------------------------
William G. Bowen                          Edward M. Scolnick


/s/ Johnnetta B. Cole                     /s/ Samuel O. Thier
----------------------------              -------------------------
Johnnetta B. Cole                         Samuel O. Thier


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